EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-1/A (Amendment No. 3) of our report dated March 29, 2011 related to the financial statements of Drewrys Brewing Company for the period from October 11, 2010 (inception) through December 31, 2010 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC Lake & Associates, CPA’s LLC Schaumburg, Illinois October 21, 2011

 1905 Wright Boulevard
 Schaumburg, IL 60193
Phone: 847.524.0800
Fax: 847.524.1655